Exhibit 99.1

OriginOil and Algasol Renewables to Develop an Integrated Algae Growth and Harvesting System

Algasol, collaborating with NASA and Lawrence Berkley National Laboratory, will bundle its offering with OriginOil’s Algae Appliance™

Los Angeles, California and Palma De Mallorca, Spain - 3 May, 2012 – OriginOil, Inc. (OTC/BB: OOIL), developer of breakthrough technology to convert algae into renewable crude oil, and Algasol Renewables, a technology company with a unique patented technology for low-cost cultivation of micro algae for biofuels and high value products, today announced that they intend to collaborate on the development of an integrated algae growth and harvesting system. By bundling their products, the two companies plan to achieve new levels of cost and performance in micro algae cultivation for biofuels and high value products.

“Algasol’s patented system focuses on how to grow algae in floating bags, and their testing has indicated this can be much more efficient than other cultivation methods,” said Riggs Eckelberry, OriginOil’s CEO. “Now with NASA and Lawrence Berkley working with Algasol, we are excited and eager to contribute our own breakthrough harvesting system to help us collectively achieve a cost breakthrough in the race to compete with petroleum.”

Algasol’s floating bags or photobioreactors (PBRs) can operate in the ocean or in salt water ponds on land. Because they float, Algasol believes their PBRs achieve optimal light exposure with outstanding productivity results and avoid the high temperature and excess salinity often encountered in solar growth systems. Algosol has received a patent in 70 countries for its unique method of floating bags using relative water density.

“With customer demand for an integrated algae production process rising, we need to offer our customers a means of harvesting as well,” said Miguel Verhein, executive director of Algasol Renewables. “We plan to recommend OriginOil’s field-proven chemical-free, high flow and low-energy harvesting system, and once available, the integrated biocrude system they are developing with the Department of Energy.”

Algasol recently entered into a partnership with NASA and the Lawrence Berkley National Laboratory of the U.S. Department of Energy. In addition, Algasol has collaborated and maintains a close relationship with Arizona State University (ASU), and is a cornerstone of the recently inaugurated Arizona Center for Algae Technology and Innovation (AzCATI).

OriginOil is working with the Department of Energy’s Idaho National Laboratory to implement a downstream fuel conversion process which it plans to offer as part of the Algasol-OriginOil bundle.

About OriginOil, Inc. (www.originoil.com)
OriginOil® helps algae growers extract oil from algae for use as a feedstock for the commercial production of transportation fuels, chemicals and foods. In a single step, our breakthrough technology efficiently dewaters and breaks down algae for its useful products, overcoming one of the greatest challenges in making algae a viable replacement for petroleum. As a pioneer and the emerging leader in the global algae oil services field, OriginOil supports its core algae extraction technology with an array of process innovations for some of the world’s most successful algae growers and refiners, just as pioneers like Schlumberger and Halliburton have done in the oilfield services industry. To learn more about OriginOil®, please visit our website at www.originoil.com.

About Algasol Renewables. (www.algasolrenewables.com)
Algasol Renewables is a technology company with a unique patented technology for low-cost cultivation of micro algae for biofuels and high value products. The technology is a flexible polymer film photobioreactor (PBR) floating on water that can be deployed in ponds, on non-arable land, and in the ocean. A patent, based on density difference, in 70 countries covers key aspects of the PBR technology. Frost & Sullivan awarded Algasol Renewables the prestigious Global Algae Biofuels Award. To learn more about Algasol Renewables, please visit our website at www.algasolrenewables.com or contact info@algasolrenewables.com

Safe Harbor Statement:
Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with our history of losses and our need to raise additional financing, the acceptance of our products and technology in the marketplace, our ability to demonstrate the commercial viability of our products and technology and our need to increase the size of our organization. Further information on the Company's risk factors is contained in the Company's quarterly and annual reports as filed with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Press Contact:	Jerry Schranz Antenna Group – a Beckerman Company 201-465-8020 jerry@antennagroup.com

Investor Relations OriginOil:	Tom Becker Toll-free: 877-999-OOIL (6645) Ext. 641 International: +1-323-939-6645 Ext. 641 Fax: 323-315-2301 ir@originoil.com www.originoil.com

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